CORPORATE ACCESS NUMBER: 2017221298

Government of Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

ZOMEDICA PHARMACEUTICALS CORP.
AMENDED ITS ARTICLES ON 2016/04/21.

Alberta

Articles Of Amendment

Business Corporations Act
Section 29 or 177

1. Name of Corporation	2. Corporate Access Number
WISE OAKWOOD VENTURES INC.	2017221298

3. The Articles of the above-named Corporation are amended as follows:

* 173(1)

A. Pursuant to Sections ~~173~~(a)(f) and (l) of the *Business Corporations Act*, the Corporation shall amend the Articles of the Corporation as follows:

(a) Change its name from "Wise Oakwood Ventures Inc." to "Zomedica Pharmaceuticals Corp.";

(b) Consolidate each issued and outstanding common share of the Corporation on the basis of one post-consolidation common share for each two and one-half (2½) pre-consolidation common share outstanding; and

(c) Change the number of directors to a minimum number of 2 and maximum number of 15 directors.

April 21, 2016	Kevin Russell	K Russell
Date	Name of Person Authorizing (please print)	Signature
		President
Telephone Number (Business)	Telephone Number (Residence)	Title (please print)

*Section number update approved by Kevin Russell (see attached) CB

FILED ELECTRONICALLY
APR 21 2016
BY TINGLE MERRETT LLP

{E7132985.DOCX; 1}8033-kaa

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2016/04/21

Service Request Number:	25018789
Corporate Access Number:	2017221298
Legal Entity Name:	WISE OAKWOOD VENTURES INC.
French Equivalent Name:	
Legal Entity Status:	Active
Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	ZOMEDICA PHARMACEUTICALS CORP.
New French Equivalent Name:	
Nuans Number:	118486764
Nuans Date:	2016/04/20
French Nuans Number:	
French Nuans Date:	
Share Structure:	SEE SCHEDULE "A" ATTACHED
Share Transfers Restrictions:	NONE
Number of Directors:	
Min Number Of Directors:	2
Max Number Of Directors:	15
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SEE SCHEDULE "B" ATTACHED
BCA Section/Subsection:	173(1)(A),(F),(L)
Professional Endorsement Provided:	
Future Dating Required:	

Annual Return

File Year	Date Filed
2016	2016/04/05
2015	2015/03/26
2014	2014/02/28

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2013/01/07
Share Structure	ELECTRONIC	2013/01/07
Other Rules or Provisions	ELECTRONIC	2013/04/22
Consolidation, Split, Exchange	ELECTRONIC	2016/04/21

Registration Authorized By: PAUL A. BOLGER
SOLICITOR